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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2003 relating to the financial statements and financial statement schedules of Kaiser Group Holdings, Inc. which appears in Kaiser Group Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP

McLean, VA
August 12, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS